SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 7, 2006

(Date of Report)

(Date of Earliest Event Reported)

WATCHGUARD TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26819	91-1712427
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

505 Fifth Avenue South, Suite 500, Seattle, WA 98104

(Address of Principal Executive Offices, Including Zip Code)

(206) 521-8340

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.	Other Events.

On March 1, 2006, Infonetics Research, a third-party Internet security industry research firm, released a report that includes information regarding sales and market share for WatchGuard Technologies, Inc., relative to certain of its competitors, for the fourth quarter and year ended December 31, 2005. The figures provided in this report are based in part on selected raw sales data provided to Infonetics each quarter by WatchGuard and certain of its competitors. The information provided by WatchGuard to Infonetics with respect to the fourth quarter of 2005 is attached to this report as exhibit 99.1 and incorporated herein by reference.

The revenue figures reported by Infonetics in its report only relate to select WatchGuard products, are calculated in accordance with Infonetics’ own methodology and do not represent WatchGuard’s revenues as they would be calculated in accordance with GAAP. Accordingly, the information in the Infonetics report should not be relied upon as an indicator of WatchGuard’s actual financial results for the fourth quarter and year ended December 31, 2005. These results will be announced in WatchGuard’s upcoming earnings release.

As previously announced, WatchGuard has scheduled its regular earnings call regarding its results for the fourth quarter and fiscal year ended December 31, 2005, for Monday, March 13, 2006 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will be webcast live and may be accessed at WatchGuard’s website at www.watchguard.com under “Investor Relations.” Replays of the webcast will also be archived at WatchGuard’s website. Investors may access the live conference call by calling (800) 299-0433 (U.S. and Canada) and (617) 801-9712 (International). The conference call ID number is 97211963.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Fourth Quarter 2005 Sales Data Information Provided to Infonetics Research

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATCHGUARD TECHNOLOGIES, INC.

Date: March 7, 2006	By:	/s/ Bradley E. Sparks
	Name:	Bradley E. Sparks
	Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Fourth Quarter 2005 Sales Data Information Provided to Infonetics Research